UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2022

PIERIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37471	30-0784346
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 State Street, 9th Floor	02109
Boston, MA
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 857-246-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIRS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Pieris Pharmaceuticals, Inc. (the “Company”) entered into an Open Market Sale Agreement (the “Sales Agreement”), dated August 9, 2019, with Jefferies LLC (“Jefferies”), pursuant to which the Company may offer and sell shares of its common stock, from time to time, up to an aggregate amount of gross sales proceeds of $50.0 million through an “at the market offering” program (the “2019 ATM Program”), under a shelf registration statement on Form S-3 (File No. 333-226725).

In August 2021, the 2019 ATM Program expired, and the Company established a second ATM offering program (the “2021 ATM Program”) under the Sales Agreement, pursuant to which the Company may offer and sell shares of its common stock, from time to time, up to an aggregate amount of gross sales proceeds of $50.0 million. As of November 4, 2022, the Company had offered and sold shares of its common stock with an aggregate offering price of approximately $33.6 million pursuant to the 2021 ATM Program.

On November 4, 2022, the Company and Jefferies entered into an amendment to the Sales Agreement (the “Amendment No. 1” and together with the Sales Agreement, the “Amended Sales Agreement”) to provide for an increase in the aggregate offering amount under the Sales Agreement, such that as of November 4, 2022, the Company may offer and sell shares of its common stock having an aggregate offering price of up to $75.0 million  pursuant to the prospectus supplement filed on November 4, 2022, exclusive of shares previously sold under the 2021 ATM Program. The material terms and conditions of the Sales Agreement otherwise remain unchanged.

Sales, if any, of the Company’s shares of common stock through Jefferies will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including without limitation sales made directly on the Nasdaq Capital Market or any other existing trading market for its common stock. Jefferies will use commercially reasonable efforts to sell the shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions it may impose). The Company is not obligated to make any sales of shares under the Amended Sales Agreement.

The foregoing description of the material terms of the Amendment No. 1 is qualified in its entirety by reference to the full texts of each of the Sales Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 9, 2019 and is incorporated herein by reference, and the Amendment No. 1, which is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

The shares to be offered under the Amended Sales Agreement have been registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-258497) (the “Registration Statement”), and offerings for such shares will be made only by means of a prospectus supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Brownstein Hyatt Farber Schreck, LLP, counsel to the Company, has issued a legal opinion relating to the legality of the shares to be offered under the Amended Sales Agreement. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1	Amendment No. 1 to Sales Agreement, dated November 4, 2022, by and between Pieris Pharmaceuticals, Inc. and Jefferies LLC
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERIS PHARMACEUTICALS, INC.

Dated: November 4, 2022	/s/ Tom Bures
Tom Bures
Chief Financial Officer